UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 17, 2021

VETANOVA, INC.

(Name of registrant as specified in its charter)

Nevada	000-51068	85-1736272
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

335 A Josephine St.

Denver, CO 80206

Address of principal executive offices

(303) 248-6883

Telephone number, including area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 30.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

On May 26, 2021 the Company issued 4,384,913 shares of its common stock, as well as warrants to purchase an additional 4,384,913 shares of its common stock, to Two Rivers Water and Farming Company in exchange for:

●	approximately 29% of the outstanding shares of GrowCo, Inc., and
●	membership interests in GrowCo Partners 1, LLC.

The warrants are exercisable at any time on or before September 30, 2022 at a price of $0.20 per share.

On August 17, 2021 the Company acquired:

●	GrowCo Partners 1, LLC, the only asset of which is approximately 39 acres of land
●	approximately 78 acres of land from GrowCo Partners 2, LLC, and
●	approximately 39 acres of land from GrowCo, Inc.

The 165 acres of land are located in southeastern Colorado.

The Company will pay 95,000,000 shares of its common stock and $2,368,421 for GrowCo Partners 1, LLC and the land from GrowCo Partners 2, LLC and GrowCo, Inc. The shares will be issued in book entry form no later than December 31, 2021. The cash will be paid no later than December 31, 2022. The cash amount will bear interest at 6% per year from August 17, 2021 until paid.

The Company has a direct or indirect interest in the three entities listed above.

ITEM 3.02 Unregistered Sale of Equity Securities.

The Company relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with issuance of the securities described above. The persons who acquired these securities were sophisticated investors and were provided full information regarding the Company’s business and operations. There was no general solicitation in connection with the issuance of these securities. The persons who acquired these securities acquired them for their own accounts. The certificates representing the securities will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

August 18, 2021

VETANOVA, INC.

By:	/s/ John McKowen
John McKowen, Chief Executive Officer